RADiUS

CONSULTING AGREEMENT

This Agreement ("Agreement") is entered into between RADIUS Consulting, Inc. ("Consultant") and Lexaria Corp. ("Company") effective this day December ~~9th~~ 14th, 2015 (the "Effective Date").

In consideration of the mutual promise contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant (together, the "Parties") agree as follows:

1. PROVISION OF SERVICES

Consultant shall, on a non-exclusive basis, to the extent reasonably required in the conduct of the business of the Company, place at the disposal of the Company, its judgment and experience, and, to such extent and at the written request of the Company, provide business development and financial marketing services, and various investor and public relations services on behalf of the Company including without limitation the following:

A) Facilitate introductions to the professional investment community to include but not be limited to, prospective registered representatives, securities analysts and institutional investors via road show events, telephone calls, and other electronic communications.

B) Coordinate and execute ongoing communication to include, but not be limited by, distribution of each financial and general press release to Consultant's relevant databases and related investor networks as each becomes publicly available.

C) Provide general IR advisory services to include but not be limited to, press release editorial services, online monitoring, best practice guidance, and shareholder communications.

The services described in paragraphs A through C are referred to collectively as, the "Services."

Consultant shall use its best effort in the furnishing of the Services, and for this purpose shall, at times, maintain or keep and make available qualified persons or a network of qualified outside professionals (the "Affiliates") for the performance of the Services under this Agreement at no additional cost to the Company. To the extent reasonably practical, Consultant shall use its own personnel rather than outside professionals in the performance of the Services hereunder.

Notwithstanding anything to the contrary herein, the Parties agree that any and promotional and marketing campaigns and materials, marketing summaries and teasers and other materials of the Company used in the performance of the Services ("Marketing Materials") shall be reviewed by the Company and approved in writing by the Company. All costs associated with dissemination of the Marketing Materials will be paid by Consultant.

2. COMPENSATION & TERM

For a term ("Term") of forty-five (45) days the Company shall pay to Consultant for its services $2,500 upon closing and 50,000 restricted shares for services rendered.

3. OTHER AGREEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS

The Company acknowledges and agrees that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations.

It is further acknowledged and agreed by the Company that the Consultant is not rendering legal advice or performing accounting services and is not acting and shall not act as an investment advisor or broker dealer within the meaning of any applicable state or federal securities laws.

The Consultant represents, warrants and covenants that its activities during the Term and subsequent to the Term will comply in all respects with the federal and state securities laws including without limitation Sections 5(a), 5(c) and 17(a) of the Securities Act of 1933 ("Securities Act"), Sections 10(b) and 13(d) of the Securities Exchange Act of 1934 ("Exchange Act"), and Rules 10b-5, 13d-1 and 13d-2 thereunder. The Consultant will refrain from any activities which, directly or directly, could be deemed manipulation of the Company's securities including without limitation wash sales, matched orders, manipulative trading, or false or misleading press releases. Consultant further agrees, either directly or indirectly, not to engage in any short sales of the Company's securities during the Term hereof and for a ninety (90) day period following the expiration of this Agreement. Further, Consultant will not provide a sell recommendation to anyone regarding Company stock, or at any time advise anyone to sell the Company's stock.

The Consultant agrees and covenants that during the Term it will only transmit, distribute, or otherwise disseminate the Company's filings, press releases, and other presentations of factual nature endorsed in writing by the Company in its efforts to promote market awareness of the Company, and in accordance with the conditions of Section 1 of the Agreement.

4. CONFIDENTIALITY

Consultant acknowledges that it will have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the Term of this Agreement, except in performance of the Services, use, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products and trade secrets of the Company, whether in the concept or development stage, or being marketed by the Company. Upon the termination of the Agreement, and at the written request of the Company, the Consultant will return all confidential materials to the Company without retaining duplicates or copies.

4. INDEPENDENT CONTRACTOR STATUS

The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer- employee relationship between the parties to this Agreement. The Company shall not make social security, workers' compensation or unemployment insurance payments on behalf of Consultant. The Parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the Services rendered by the Consultant. Rather, Consultant shall conduct its operations and provide the Services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing Services to the Company.

5. OTHER ACTIVITIES OF CONSULTANT

The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents hereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote the resources it deems reasonable or necessary for such purposes.

6. INDEMNIFICATION

The Consultant agrees to indemnify and hold harmless the Company and its respective officers, agents, directors, employees, and attorneys against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are arising from

the Consultant's or its Affiliates' activities on behalf of the Company hereunder, and due to the Consultant's negligence or wrongdoing, and will reimburse the Company, or any such other person, for any legal or other expenses reasonably incurred by the Company, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

7. IN GENERAL

This Agreement sets forth the entire Agreement, and the understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understandings, of every and any nature between them with respect thereto. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas applicable to agreements made to be performed entirely within such state.

In witness whereof, the parties have caused this Agreement to be signed by their respective officers or representatives duly authorized on the day and year first above written.

"Consultant"
RADIUS Consulting Inc.

____
Justin Kulik
Partner

"Company"
Lexaria Corp.

X [signature]

Chris Bunka, CEO
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